EXHIBIT 10.45

    CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT
     HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.


                           OUTBOARD MARINE CORPORATION
                      PRIVATE LABEL\RETAIL STORE AGREEMENT

         THIS AGREEMENT is made this ____ day of _________________, ________ by and between Travis Boats and Motors, Inc., a Texas corporation with its principal place of business in Austin, TX ("TRAVIS") and Outboard Marine Corporation, a Delaware corporation with its principal place of business in Waukegan, IL ("OMC").

         WHEREAS, Travis purchases private label boats for resale under the Travis Edition tradename through its owned retail stores;

         WHEREAS, it is the parties' intention that during the term of this Agreement, any gasoline outboard motor OMC manufactures, markets or distributes in the United States, including Johnson(R) or Evinrude(R), will be subject to the terms of this Agreement. In addition, it is OMC's intention undeR the Agreement to maintain Travis' relative position in the marketplace with regard to * discounts;

         WHEREAS, Travis wishes to purchase remote steering and electric start gasoline outboard motors manufactured, sold or distributed by OMC in the United States, including Johnson and Evinrude outboard motors ("OUTBOARD MOTORS") for resale as part of its Travis Edition or other new boat packages and for sale as loose outboards through Travis retail stores, all within the United States;

         WHEREAS, Travis wishes to purchase tiller steering outboard motors, including Johnson and Evinrude tiller steering outboard motors, ("TILLER OUTBOARDS") for sale through Travis retail stores in the United States; and

         WHEREAS, OMC wishes to sell Outboard Motors and Tiller Outboards to Travis.

         NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the parties agree as follows:

1. All purchases and sales of Outboard Motors and Tiller Outboards shall be under the terms and conditions of this Agreement, which is non-exclusive.

2. The prices paid by Travis for Outboard Motors for use with new boat packages shall be as follows:

          U.S. Dealer Net Price:                                    100%
               *     Discount (see Paragraph 2(b):        *
          Contract Discount (see Paragraphs 1 and 14):    *


* Indicates Confidential Treatment Requested. The redacted material has been filed separately with the Commission.



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




          Contract Resolution Discount:                   *
          Total Discount:                                 *

          Invoice Price:                                            *

             *    Rebate (see Paragraph 2(c)):            *     (paid monthly)
             Contract Resolution Rebate:                  *     (paid quarterly)
             Planning Rebate (see Paragraph 2(d)):        *     (paid quarterly)
             Travis Edition Rebate:                       *     (paid quarterly)
             Package Rebate (see Paragraph 2(e)):         *     (paid quarterly)
             Market Development Rebate
             (available for sales to Travis retail stores
             see Paragraph 2(f)):                         *  (paid upon approved
                                                             claims)
             Total Rebate:                                *

             Net Cost:                                    *

 The discounts and rebates above are subject to the following conditions:

     (a)  In order to earn the rebates described in this Para- graph 2, *

          i. Not later than fifteen (15) days after the execution of this Agreement Travis shall obtain a statement in the form attached hereto as Attachment A from each of its suppliers of boats waiving such suppliers' eligibility for and right and claim to any pre-rig or package fee from OMC for model year 1999. Travis shall obtain a similar statement from each of its suppliers of boats for each subsequent model year during the term of this Agreement. Such statements shall be provided to OMC not later than fifteen (15) days prior to the beginning of each subsequent model year;

          ii. On a monthly basis, Travis will provide OMC with a list showing the Outboard Motors' serial number, corresponding hull identification number and make of boat for each new boat package shipped by Travis in the previous month; and

          iii. On a monthly basis, Travis will provide OMC with a list of Outboard Motors sold by Travis in the previous month as loose outboards. OMC shall charge back Travis for all Outboard Motors on which the * Rebate is paid and which are sold as loose outboards.

     (b) * For model years 1999 and 2000, Travis's * Discount shall be * and its invoice price shall be * of dealer net price. For model year 2001, the * Discount available to Travis shall be adjusted as necessary so that the Travis Invoice Price remains equal to the net price available to OMC dealers pursuant to the maximum discounts and rebates offered to OMC dealers under the applicable OMC dealer

* INDICATES CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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



          program.  OMC shall use  commercially  reasonable  efforts to keep its
          dealer  program   competitive  to  those  offered  by  other  outboard
          manufacturers.

     (c) * REBATE. The * Rebate shall be * . For model year 1999, if Travis fails to purchase a combined total of * units of Outboard Motors and Tiller Outboards and attain an average of * for its purchases of Outboards Motors and Tiller Outboards, the Horsepower/Volume Rebate shall be reduced by * percentage points for the following model year as OMC's sole remedy, except as provided in Paragraph 6(g) herein. For each model year after 1999, if Travis fails to purchase a combined total of * units of Outboard Motors and Tiller Outboards and attain an average of * for its purchases of Outboard Motors and Tiller Outboards, the * Rebate shall be reduced by * percentage points for the following model year as OMC's sole remedy, except as provided in Paragraph 6(g) herein. Average horsepower shall be calculated on the following basis: the total horsepower of units units.

          In the event OMC is unable to timely ship forecasted reasonable orders of Travis, then the units not shipped will be counted toward the horsepower and volume requirements of this Agreement.

          *    Rebates will be paid on a monthly basis.
          * Rebate payments will be made within 30 days of the end of each month.

     (d) For model year 1999, Travis will earn the Planning Rebate by adhering to its own forecast and placing orders in a pattern consistent with its past order pattern with OMC. To qualify for the Planning Rebate in subsequent model years, Travis must forecast, by model, at least * of the total unit volume sold in the four most recently completed quarters. Forecasts must be submitted at least 30 days prior to the start of each quarter. Forecasts are subject to acceptance by OMC in its sole discretion. Acceptance of forecasts will not be unreasonably withheld provided Travis' forecasts are consistent with its past order pattern with OMC. The rebate will be paid based upon the accuracy of the forecast according to the following schedule:

                           % of Forecast Shipped
                                Each Quarter                        Rebate
                                ------------                        ------
                                    *                                  *
                                    *                                  *
                                    *                                  *
                                    *                                  *

          Accepted orders not shipped shall count toward determining the Planning Rebate. Planning Rebates shall be paid quarterly within 30 days after each quarter.


* INDICATES CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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



     (e) PACKAGE REBATE. The Package Rebate shall be paid quarterly on Outboard Motors sold as part of a new boat package, documented in accordance with Paragraph 2(a).

     (f) MARKET DEVELOPMENT REBATE. The Market Development Rebate shall be paid to Travis upon submission to OMC of such documents as may be required under OMC's then current Market Development Program. This is the only Market Development Rebate available to Travis retail stores under the 1999 OMC Johnson and Evinrude Dealer Sales Programs. The Market Development Rebate shall be paid upon approval of claims. The * Market Development Rebate will apply only to new boat package sales by Travis retail stores. The Market Development Rebate shall be calculated on the dealer net price of Outboard Motors purchased by Travis under this Agreement.

          The Market Development Funds shall be used for the purpose of promoting Outboard Motors in accordance with OMC's Market Development Program which may be in effect from time to time.

3. Travis agrees that its purchases of Outboard Motors from OMC under the terms described in Paragraph 2 above are for the exclusive purpose of sale by Travis retail stores in the United States, which are authorized OMC dealers, as part of a complete new boat package and for no other purpose. Travis agrees not to offer or sell boat packages with Outboard Motors or Tiller Outboards in excess of the boat's rated horsepower capacity.

4. LOOSE OUTBOARD MOTORS AND TILLER OUTBOARDS DISCOUNTS AND REBATES. The discounts, rebates and procedures described in Paragraphs 2 and 3 of this Agreement apply only to Outboard Motors sold as a part of a complete boat package. For model year 1999, loose Outboard Motors and Tiller Outboards will be priced as follows provided a minimum of * combined total units of loose Outboard Motors and Tiller Outboards are purchased:

                           U.S. DEALER NET PRICE:                        100%
                           Loose Outboard Motors and
                           Tiller Outboards Discount:                     *
                           Invoice Price:                                 *

                           Net Cost:                                      *

         Terms and financing for model year 1999 are as provided for in the 1999 Johnson and Evinrude Dealer Sales Programs.

         OMC reserves the right to change its dealer programs with regard to loose Outboard Motors and Tiller Outboards for future model years, However, for model year 2000 Travis' discount for loose Outboard Motors and Tiller Outboards will remain at 22% provided it complies with the minimum purchase requirement of such programs. For model year 2001, Travis will


* INDICATES CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.


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     receive  the maximum  discount  and rebate  offered to dealers  under OMC's published dealer programs provided it complies with the minimum purchase volume requirements of such programs.

5. During the term of this Agreement, terms of purchase (including freight and financing from finance companies) on Outboard Motors and Tiller Outboards purchased by Travis from OMC shall be subject to, but no less favorable than, for each year of the Agreement, those offered by OMC to its authorized dealers during that model year.

     OMC intends for its dealer programs for Outboard Motors and Tiller Outboards to remain competitive with the terms and conditions of those programs offered by the other outboard manufacturers.

     Travis agrees not to publish or disclose to third parties in any way the prices and discounts contained in this Agreement, except as required by its accounting or legal advisors or as required by law, including without limitation applicable regulations of the United States Securities Exchange Commission or stock exchange requirements.

6. This Agreement may be terminated by either OMC or Travis in the event of any breach of the terms of this Agreement by the other, including, but not limited to:

     (a) Failure of Travis to pay for Outboard Motors or Tiller Outboards in accordance with the terms of this Agreement;

     (b)  failure of OMC to pay rebates as required by this Agreement;

     (c)  Bankruptcy or insolvency of the other party;

     (d)  Material or intentional fraud or misrepresentation;

     (e) Disclosure to third parties of Outboard Motor or Tiller Outboard prices charged to Travis by OMC, except as required by its accounting or legal advisors or as required by law, including without limitation applicable regulations of the United States Securities Exchange Commission or stock exchange requirements.

     (f)  * ;

     (g) Travis's failure to order at least a combined total of * units of Outboard Motors and Tiller Outboards in any model year during the term of this Agreement;

     (h) OMC's failure to supply at least 80% of Travis' accepted orders in any two consecutive quarters; and

     (i) The failure of either party to act in good faith in any material respect as relating to this Agreement.


* INDICATES CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.


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




     Provided, however, termination shall be subject to the following cure provisions:

     The party suffering the breach shall provide the breaching party a written notice of such breach. The breaching party shall have a period of * days from the date of receipt of such notification of such breach to cure the breach of the Agreement, except in the instance of the breaches set forth in (c), (d) and (e) above for which there shall be no cure period. All notifications shall be sent by certified or other forms of registered mail.

7. Travis retail stores shall not be eligible for any discounts, rebates, or any other OMC dealer programs except, to the extent they may exist in any model year during the term of this Agreement, the following:

     (a)  Dealer Sales to Government Agencies

     (b)  Resort Rental Plan

     (c)  Professional Guide Program

     (d)  Promotional Engine Program

8. Travis agrees to increase its OMC Genuine Parts & Accessories ("P&A") business by * per model year starting with a goal of * (exclusive of electric trolling motor purchases) in P&A purchases in model year 1999. Travis will be allowed to participate in all P&A programs and will receive a * volume rebate per year during the term of this Agreement provided the abovereferenced annual P&A purchase goals are met. OMC will accept in each model year of this Agreement, * , return of up to * of the total P&A purchased by Travis.

9. OMC agrees to sell to Travis rigging items at * for the pre-rigging of Travis Edition boats. These rigging items are not eligible for the * P&A volume rebate. These rigging items will, however, count toward Travis' annual P&A purchase goals.

10. This Agreement supersedes any and all prior agreements between the parties relating to prices and discounts for Outboard Motors, Tiller Outboards and P&A. The discounts and rebates contained in this Agreement are the only ones applicable to purchases of Outboard Motors, Tiller Outboards and P&A by Travis. In the event of a conflict between this Agreement and any other agreement concerning any provisions of this Agreement, the terms of this Agreement shall prevail.

11. The Agreement dated October 3, 1997 by and between Travis Boats & Motors, Inc. and OMC (the "1997 AGREEMENT") is hereby terminated effective June 30, 1998.

12. OMC and Travis retail stores may enter into Dealer Agreements. Such Dealer Agreements will govern all aspects of the parties' relationship except those relating to the purchase of

* INDICATES CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.


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


     Outboard Motors and Tiller Outboards as contained in this Agreement. OMC will not terminate or fail to renew such Dealer Agreements during the term of this Agreement except for cause as defined in such Dealer Agreement. For purposes of this Agreement, the definition of cause will not change materially from that definition contained in the 1999 OMC Dealer Agreement. OMC has the sole discretion in approving Travis retail stores as OMC dealers, but such approval shall not be unreasonably withheld.

13. OMC reserves the right to modify, change or alter its dealer programs and discounts at any time during the term of this Agreement and shall provide Travis with reasonable notice of such modifications, changes or alterations. * . OMC reserves the right to conduct an audit of Travis' books and records upon reasonable notice for the purpose of verifying any discount or rebate claimed by Travis pursuant to this Agreement.

14. This Agreement shall be effective as of July 1, 1998 and shall expire on June 30, 2001.

15. Each party hereby covenants and agrees that such party will not pursue against any other party hereto any claims that such party has, had or may have had against such other party pursuant to the 1997 Agreement; provided, however, that the foregoing covenant and agreement shall be of no further force and effect if this Agreement is terminated prior to June 30, 2001, unless such termination is by OMC pursuant to Paragraphs 6(a), (e) or (g) above.

16. The provisions hereof shall inure to the benefit of, and be binding upon, the permitted assignees, successors, heirs, executors and administrators of the parties hereto. This Agreement may not be assigned without the written consent of all other parties.

TRAVIS BOATS & MOTORS, INC.                   OUTBOARD MARINE CORPORATION



BY:  /S/ MARK WALTON                          BY:  ILLEGIBLE
     --------------------------                    -----------------------------
     ITS:  PRESIDENT                               ITS:  VICE PRESIDENT, GENERAL
                                                             COUNSEL & SECRETARY

DATE:  NOVEMBER 13, 1998                      DATE:  NOVEMBER 12, 1998



* INDICATES CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.


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